INDEPENDENT AUDITORS' CONSENT

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated Sept 30, 2007, relating to the consolidated financial statements of Goldvale Resources, Inc.

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ Gately & Associates, LLC.

GATELY & ASSOCIATES, LLC.

Altamonte, Florida
November 21, 2007